CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin California Tax-Free Income Fund of our report dated May 17, 2018, relating to the financial statements and financial highlights, which appears in Franklin California Tax-Free Income Fund’s Annual Report on Form N-CSR for the period ended March 31, 2018.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 24, 2018